EXHIBIT 32
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     In connection with the quarterly report of Security Devices  International,
Inc., (the "Company") on Form 10-Q for the quarter ended February 28, 2011 as filed with the Securities and Exchange Commission (the "Report") Gregory Sullivan, the Principal Executive Officer of the Company and Rakesh Malhotra, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:



     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


 April 13, 2011                           /s/ Gregory Sullivan
                                          ------------------------------
                                          Gregory Sullivan, Principal
                                          Executive Officer





 April 13, 2011                           /s/ Rakesh Malhotra
                                          ------------------------------
                                          Rakesh Malhotra, Principal
                                          Financial Officer












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